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Exhibit 10.39

SECOND AMENDED AND RESTATED

CARLYLE BOARD REPRESENTATION AGREEMENT

        THIS SECOND AMENDED AND RESTATED CARLYLE BOARD REPRESENTATION AGREEMENT (this "Agreement") is effective as of October 15, 2002, by and among Carlyle Partners III, L.P., a Delaware limited partnership ("CP III"), CP III Coinvestment, L.P., a Delaware limited partnership ("Coinvestment"), Carlyle High Yield Partners, L.P., a Delaware limited partnership ("High Yield Partners" and, collectively with CP III and Coinvestment, "Carlyle"), Conexant Systems, Inc., a Delaware corporation ("Conexant" and, collectively with Carlyle, the "Original Stockholders"), RF Micro Devices, Inc., a North Carolina corporation ("RFMD" and, together with the Original Stockholders, the "Stockholders"), Jazz Semiconductor, Inc., a Delaware corporation formerly known as Specialtysemi, Inc. (the "Company") and Newport Fab, LLC, a Delaware limited liability company ("Newport Fab").

RECITALS

        WHEREAS, Carlyle Capital Investors, L.L.C., a Delaware limited liability company ("Carlyle Capital"), Conexant, and the Company entered into that certain Contribution Agreement dated as of February 23, 2002 (the "Contribution Agreement") pursuant to which Carlyle Capital agreed to contribute cash and Conexant agreed to contribute all of the membership interests of Newport Fab and a warrant, each in exchange for shares of Common Stock of the Company;

        WHEREAS, Carlyle Capital and Carlyle entered into that certain Assignment and Assumption Agreement, dated as of March 12, 2002, whereby Carlyle Capital assigned all of its rights and obligations under the Contribution Agreement to Carlyle and Carlyle assumed such rights and obligations;

        WHEREAS, in connection with the consummation of the closing of the transactions contemplated by the Contribution Agreement, each Original Stockholder, the Company and Newport Fab entered into that certain Carlyle Board Representation Agreement dated as of March 12, 2002 (the "Original Carlyle Board Representation Agreement");

        WHEREAS, in connection with the consummation of the closing of the transactions contemplated by the Contribution Agreement, each Original Stockholder and the Company entered into the Stockholder Agreement dated as of March 12, 2002 (the "Original Stockholder Agreement");

        WHEREAS, as of March 12, 2002, the Company owned all of the membership interests of Newport Fab;

        WHEREAS, the Company entered into the Amended and Restated Operating Agreement of Newport Fab, dated as of March 12, 2002 (the "First Amended and Restated Operating Agreement");

        WHEREAS, the Company, Carlyle and Conexant entered into the Recapitalization Agreement dated as of July 30, 2002 (the "Recapitalization Agreement") pursuant to which the outstanding shares of Common Stock of the Company held by each Original Stockholder were exchanged for shares of Preferred Stock of the Company;

        WHEREAS, in connection with the consummation of the closing of the transactions contemplated by the Recapitalization Agreement, each Original Stockholder and the Company entered into an Amended and Restated Stockholder Agreement dated as of July 30, 2002 (the "Amended and Restated Stockholder Agreement");

        WHEREAS, as of July 30, 2002, the Company owned all of the membership interests of Newport Fab;

        WHEREAS, in connection with the consummation of the closing of the transactions contemplated by the Recapitalization Agreement, the Company entered into the Second Amended and Restated Operating Agreement of Newport Fab dated as of July 30, 2002 (the "Second Amended and Restated Operating Agreement");

        WHEREAS, in connection with the consummation of the closing of the transactions contemplated by the Recapitalization Agreement, each of the Original Stockholders entered into the Amended and Restated Carlyle Board Representation Agreement dated as of July 30, 2002 (the "Amended and Restated Carlyle Board Representation Agreement"), which amended and restated the Original Carlyle Board Representation Agreement in its entirety;

        WHEREAS, the Company and RFMD have entered into that certain Preferred Stock Purchase Agreement dated as of August 22, 2002 (as amended, modified and supplemented to date, the "Stock Purchase Agreement"), pursuant to which the Company has agreed to issue to RFMD and RFMD has agreed to purchase from the Company up to an aggregate of 13,071,888 shares of Series B Preferred Stock of the Company;

        WHEREAS, in connection with the consummation of the closing of the transactions contemplated by the Stock Purchase Agreement, each Stockholder and the Company have entered into a Second Amended and Restated Stockholder Agreement dated as of the date hereof (the "Second Amended and Restated Stockholder Agreement");

        WHEREAS, as of the date hereof, the Company owns all of the membership interests of Newport Fab;

        WHEREAS, the Company has entered into the Third Amended and Restated Operating Agreement of Newport Fab dated as of the date hereof (the "Third Amended and Restated Operating Agreement");

        WHEREAS, Article 4 of the Second Amended and Restated Stockholder Agreement provides that each Stockholder agrees to take all such steps as may be necessary, including through the exercise of their respective voting power, to ensure that Carlyle may designate five (5) directors (the "Carlyle Designated Directors") to the Company Board (the "Article 4 Rights");

        WHEREAS, the Third Amended and Restated Operating Agreement of Newport Fab, dated as of the date hereof (the "Third Amended and Restated Operating Agreement"), provides that Carlyle shall have the right to elect five (5) managers to serve on the Newport Fab Board (the "Carlyle Designated Managers") as long as Carlyle has Article 4 Rights;

        WHEREAS, the Stockholders, the Company and Newport Fab desire to make clear that as long as Carlyle has Article 4 Rights and CP III Beneficially Owns one or more shares of Company Stock, CP III shall have the exclusive right to appoint the Carlyle Designated Directors and the Carlyle Designated Managers; and

        WHEREAS, in connection with the foregoing, the parties desire to amend and fully restate the Amended and Restated Carlyle Board Representation Agreement in its entirety as set forth herein.

AGREEMENT

        NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

        1.    Certain Definitions.    As used in this Agreement, the following terms shall have the following respective meanings:

          (a)   "Beneficial Ownership" shall mean the power, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, to (i) vote, or to direct the voting of, a security; and (ii) dispose, or to direct the disposition of, such security. "Beneficially Owns" shall mean having Beneficial Ownership.

          (b)   "Newport Fab Board" shall mean the board of managers of Newport Fab.

          (c)   "Company Board" shall mean the board of directors of the Company.

          (d)   "Company Stock" shall mean the Class A Common Stock of the Company, par value $0.001 per share, the Class B Common Stock of the Company, par value $0.001 per share, the Series A Preferred Stock of the Company, par value $0.001 per share and the Series B Preferred Stock of the Company, par value $0.001 per share.

        2.    Election of Company Directors and Newport Fab Managers.

          (a)   Election of Company Directors

            i.      The Stockholders and the Company agree that as long as Carlyle has Article 4 Rights and CP III Beneficially Owns at least one share of Company Stock, CP III shall be entitled to appoint the Carlyle Designated Directors to serve as members of the Company Board (the "Company Carlyle Nominees").

            ii.     CP III hereby designates Claudius E. Watts, IV, Todd Newnam, Allan M. Holt, and such other two persons as shall be designated by Carlyle as the Company Carlyle Nominees.

            iii.    Each of the Stockholders agrees to (A) vote (at any regular or special meeting of the stockholders of the Company) all of the Company Stock then Beneficially Owned by it (whether so Beneficially Owned as of the date hereof or hereafter acquired) in favor of, or otherwise to consent to the election or appointment of the Company Carlyle Nominees to the Company Board; and (B) take all other actions necessary and appropriate (whether by vote or consent or otherwise) to cause the election or appointment of the Company Carlyle Nominees to the Company Board.

            iv.    Carlyle agrees not to assign the right to designate any of the Company Carlyle Nominees under the Second Amended and Restated Stockholder Agreement to any entity other than CP III.

          (b)   Election of Newport Fab Managers

            i.      The Stockholders, the Company, and Newport Fab agree that as long as Carlyle has Article 4 Rights and CP III Beneficially Owns at least one share of Company Stock, CP III shall be entitled to appoint the Carlyle Designated Managers to serve as members of the Newport Fab Board (the "Newport Fab Carlyle Nominees" and, collectively with the Company Carlyle Nominees, the "Carlyle Nominees").

            ii.     CP III hereby designates Claudius E. Watts, IV, Todd Newnam, Allan M. Holt, and such other two persons as shall be designated by Carlyle as the Newport Fab Carlyle Nominees.

            iii.    The Stockholders, the Company and Newport Fab agree to take any and all actions necessary and appropriate (whether by vote or consent or otherwise) to cause the election or appointment of the Newport Fab Carlyle Nominees to serve as members of the Newport Fab Board.

            iv.    The Stockholders and the Company agree not to amend the Third Amended and Restated Operating Agreement to modify or eliminate the right of Carlyle to appoint the Newport Fab Carlyle Nominees to the Newport Fab Board as long as Carlyle has Article 4 Rights.

          (c)   If any Carlyle Nominee shall be unable or unwilling to serve prior to his or her election or appointment to the Company Board or the Newport Fab Board, CP III shall be entitled to nominate a replacement who shall then be the Carlyle Nominee for the purposes of this Agreement. If, following election or appointment to the Company Board or the Newport Fab Board, any Carlyle Nominee shall resign or be removed for cause or be unable to serve by reason of death or disability, CP III shall, within 30 days of such event, notify the Company Board in writing of a replacement, and all parties hereto shall take such steps as may be necessary to elect or appoint such replacement to the Company Board to fill the unexpired term of the Carlyle Nominee.

          (d)   Each party hereto agrees not to take any action or permit any Carlyle Nominee to take any action without the written consent of CP III, which consent may be given or withheld in the sole discretion of CP III, to remove, whether or not for cause, any Carlyle Nominee from the Company Board or the Newport Fab Board following his or her election thereto, including, without limitation, by decreasing the size of the Company Board or the Newport Fab Board such that there are an insufficient number of directors or managers on the Company Board or the Newport Fab Board, as applicable, to permit CP III to exercise its rights to nominate the Carlyle Designated Directors to the Company Board or the Carlyle Designated Managers to the Newport Fab Board pursuant to this Section 2.

        3.    Proxy.

        For so long as this Agreement is in effect, if any Stockholder fails or refuses to vote the Company Stock as provided in Section 2 hereof, without further action by the Company or any Stockholder, CP III shall have an irrevocable proxy to vote such Company Stock in accordance with this Agreement, and each Stockholder hereby grants to CP III such irrevocable proxy.

        4.    Acceptance and Acknowledgment.

        The Stockholders, the Company, and Newport Fab hereby acknowledge and agree to the rights granted to CP III hereunder.

        5.    Miscellaneous.

          (a)   Each party hereto agrees to execute and deliver such documents and take such further actions as may be necessary or desirable to effect the purposes and objectives of this Agreement.

          (b)   This Agreement may not be amended or modified except by a written instrument signed by each of the parties hereto. The waiver by any party of such party's rights under this Agreement in any particular instance or instances, whether intentional or otherwise, shall not be considered as a continuing waiver which would prevent subsequent enforcement of such rights or of any other rights.

          (c)   This Agreement shall automatically terminate upon the termination of the Second Amended and Restated Stockholder Agreement.

          (d)   All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if sent by recognized overnight delivery service, return receipt requested, to the following parties at the following addresses or to such other parties and at such other addresses as shall be specified by like notices:

    If to Carlyle, the Company, or Newport Fab:

      The Carlyle Group
      101 S. Tryon Street, 25th Floor
      Charlotte, NC 28280
      Attn: Claudius E. Watts, IV
      Facsimile: (704) 632-0299

    with a copy to:

      Latham & Watkins
      555 11th Street, Suite 1000
      Washington, DC 20004-1304
      Attn: Raymond B. Grochowski, Esq.
      Facsimile: (202) 637-2201

    If to Conexant:

      Conexant Systems, Inc.
      4311 Jamboree Road
      Newport Beach, CA 92660
      Attn: General Counsel
      Facsimile: (949) 483-9576

    with a copy to:

      Cooley Godward LLP
      4401 Eastgate Mall
      San Diego, CA 92121
      Attn: Carl R. Sanchez, Esq.
      Facsimile: (858) 550-6420

    If to RFMD:

      RF Micro Devices, Inc.
      7628 Thorndike Road
      Greensboro, NC 27409
      Attn: Suzanne Rudy
      Facsimile: (336) 931-7655

    with a copy to:

      Womble Carlyle Sandridge & Rice, PLLC
      One West Fourth Street
      Winston-Salem, NC 27101
      Attn: Jeffrey C. Howland, Esq.
      Facsimile: (336) 733-8317

  Notice so given shall be deemed to be given and received on the second business day after sending by recognized overnight delivery service, return receipt requested.

          (e)   The parties acknowledge and agree that the breach of the provisions of this Agreement by any party could not be adequately compensated with monetary damages, and the parties hereto agree, accordingly, that injunctive relief and specific performance shall be appropriate remedies to enforce the provisions of this Agreement and waive any claim or defense that there is an adequate remedy at law for such breach; provided, however, that nothing herein shall limit the remedies herein, legal or equitable, otherwise available and all remedies herein are in addition to any remedies available at law or otherwise.

          (f)    If any provision of this Agreement shall be held to be illegal, invalid or unenforceable under any applicable law, then such contravention or invalidity shall not invalidate the entire Agreement. Such provision shall be deemed to be modified to the extent necessary to render it legal, valid and enforceable, and if no such modification shall render it legal, valid and enforceable then this Agreement shall be construed as if not containing the provision held to be invalid, and the rights and obligations of the parties shall be construed and enforced accordingly.

          (g)   This Agreement shall inure to the benefit of and be binding upon the parties hereto, their heirs, administrators, executors, successors and assigns.

          (h)   The headings of the Sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

          (i)    The parties agree that this Agreement shall be governed by and construed in accordance with the laws of the state of Delaware, excluding any laws thereof which would direct application of law of another jurisdiction.

          (j)    This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, with the same effect as if each party had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

          (k)   When the context requires, the gender of all words used herein shall include the masculine, feminine and neuter and the number of all words shall include the singular and plural.

          (l)    This Agreement shall remain in effect as long as Carlyle has Article 4 Rights.

[THIS SPACE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

CONEXANT SYSTEMS, INC., a Delaware corporation

By:	/s/ DWIGHT DECKER Dwight Decker Chief Executive Officer

JAZZ SEMICONDUCTOR, INC., a Delaware corporation

By:	/s/ SHU LI Shu Li President and Chief Executive Officer

NEWPORT FAB, LLC, a Delaware limited liability company

By:	/s/ SCOTT SILCOCK Scott Silcock Vice President Operations

RF MICRO DEVICES, INC., a North Carolina corporation

By:	/s/ JERRY D. NEAL Jerry D. Neal Executive Vice President of Marketing & Strategic Development

CARLYLE PARTNERS III, L.P., a Delaware limited partnership

By:	TC Group III, L.P., its General Partner

By:	TC Group III, L.L.C., its General Partner

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By:	TC Group, L.L.C., its Managing Member

By:	TCG Holdings, L.L.C., its Managing Member

By:	/s/ ALLAN M. HOLT Allan M. Holt Managing Director

CP III COINVESTMENT, L.P., a Delaware limited partnership

By:	TC Group III, L.P., its General Partner

By:	TC Group III, L.L.C., its General Partner

By:	TC Group, L.L.C., its Managing Member

By:	TCG Holdings, L.L.C., its Managing Member

By:	/s/ ALLAN M. HOLT Allan M. Holt Managing Director

CARLYLE HIGH YIELD PARTNERS, L.P., a Delaware limited partnership

By:	TCG High Yield, L.L.C., its General Partner

By:	TCG High Yield Holdings, L.L.C., its Managing Member

By:	TC Group, L.L.C., its sole Member

By:	TCG Holdings, L.L.C., its Managing Member

By:	/s/ ALLAN M. HOLT Allan M. Holt Managing Director

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SECOND AMENDED AND RESTATED CARLYLE BOARD REPRESENTATION AGREEMENT